                                                                   EXHIBIT 10.28

                             STOCKHOLDERS' AGREEMENT

                                       OF

                              NALCO HOLDING COMPANY

                      DATED AS OF                   , 2004

         This STOCKHOLDERS' AGREEMENT (the "Agreement") dated as of
    , 2004 (the "Effective Date") concerning Nalco Holding Company (the
"Company"), a Delaware corporation, is entered into by and among the Company, the Sponsor Stockholders (as defined herein) and Nalco LLC, a Delaware corporation (the "Parent").

                                    RECITALS

         WHEREAS, as of the Effective Date, the Parent is the owner of 100% of the outstanding shares of the Company's common stock, par value $0.01 per share
(the "Common Stock"), and the Sponsor Stockholders, along with their affiliates and certain members of the Company's management, are holders of Class A Units of the Parent.

         WHEREAS, the Company is currently contemplating an underwritten initial public offering (the "Initial Public Offering") of shares of its Common Stock, to be sold by the Company.

         WHEREAS, the Sponsor Stockholders, the Parent and the Company wish to provide for the organization and governance of the Company on and following the date of the completion of the Initial Public Offering (the "Closing Date").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                   ARTICLE I

                              CORPORATE GOVERNANCE
                              --------------------

         Section 1.01. Initial Board of Directors; Independent Directors. (a) On
the Closing Date, the Board shall consist of eight members (each, a "Director").
Seven Directors shall be nominated by the Stockholder Parties, including two nominees specified by BCP IV (the "BCP Nominees"), two nominees specified by
Apollo V (the "Apollo Nominees"), two nominees specified by GSCP (the "GSCP
Nominees") and one Other Sponsor Nominee (such Other Sponsor Nominee, together with the BCP Nominees, the Apollo Nominees and the GSCP Nominees, the "Sponsor
Nominees"). In addition, the Board shall nominate one Independent Director.
Immediately prior to the Closing Date, each Stockholder Party shall vote by written consent all of its Common Stock such that the Sponsor Nominees and the
Independent Director nominated by the Board shall be elected to the Board of
Directors.

         (b) The initial Directors shall consist of the following individuals, which shall be members of the class set forth opposite their name below:

BCP Nominees:                  Chinh E. Chu            Class III (initial term expiring in 2007)
                               Paul H. O'Neill         Class II (initial term expiring in 2006)

Apollo Nominees:               Leon D. Black           Class II (initial term expiring in 2006)
                               Joshua J. Harris        Class III (initial term expiring in 2007)

GSCP Nominees:                 Richard A. Friedman     Class II (initial term expiring in 2006)
                               Sanjeev K. Mehra        Class III (initial term expiring in 2007)

Other Sponsor Nominee:         William H. Joyce        Class I (initial term expiring in 2005)

Independent Director:          [_______________]       Class I (initial term expiring in 2005)

         (c) Within 90 days of the Closing Date, if the Board is required by
Applicable Law to have a second Independent Director, each Stockholder Party shall use its best efforts to cause the size of the Board to be increased to nine Directors. The Board shall fill the vacancy thus created with an
Independent Director who shall be a Class I Director.

         (d) Within one year of the Closing Date, if the Board is required by
Applicable Law to have a third Independent Director, each Stockholder Party shall use its best efforts to cause the size of the Board to increase to ten
Directors. The Board shall fill the vacancy thus created with an Independent
Director who shall be a Class II Director.

         (e) If at any time the Board is required by Applicable Law to have additional Independent Directors beyond those provided for in this Agreement, each Stockholder Party shall use its best efforts to cause the size of the Board to be increased to such number as is necessary to comply with Applicable law.
Each vacancy thus created shall be filled with an Independent Director, each of whom shall be apportioned as evenly as possible among the Classes.

         Section 1.02. Board Elections Prior to First Sell Down Date. From and
after the Closing Date until the First Sell Down Date, at each annual or special meeting of the stockholders of the Company, or the taking of action by written consent of the stockholders of the Company, with respect to which any Directors are to be elected, the Stockholder Parties shall nominate for election a number of BCP Nominees, Apollo Nominees and GSCP Nominees such that the number of
Sponsor Nominees with respect to each Investor Group, when added to the number of Sponsor Nominees who are then Directors nominated by such Investor Group and who will continue to serve as Directors without regard to the outcome of the election at such meeting or by such consent, is (x) two, in the event that such
Investor Group's Equity Stake equals at least 33 1/3% (48.5% in the case of the
GS Investor Group) of such Investor Group's Initial Equity Stake or (y) one, in the event that such Investor Group's Equity Stake equals at least 10% (14.5% in the case of the GS Investor Group) of such Investor Group's Initial Equity
Stake. In addition, the Stockholder Parties shall nominate for election one
Other Sponsor Nominee.

         Section 1.03. Board Elections From First Sell Down Date to Second Sell
Down Date.

         (a) Immediately prior to the occurrence of the First Sell Down Date, each Stockholder Party shall use its best efforts to cause the size of the Board of Directors to be reduced or increased, as the case may be, to nine Directors, and to cause a number of Sponsor Nominees to resign, such that the number of
Sponsor Nominees serving as Directors shall be no more than four. The Board shall fill the resulting vacancies with Independent Directors.

         (b) From and after the First Sell Down Date until the Second Sell Down
Date, at each annual or special meeting of the stockholders of the Company, or the taking of action by written consent of the stockholders of the Company, with respect to which any Directors are to be elected, the Stockholder Parties shall be entitled to designate collectively four nominees for election to the Board, which shall consist of a number of BCP Nominees, Apollo Nominees and GSCP
Nominees, such that number of Sponsor Nominees with respect to each Investor
Group which, when added to the number of Sponsor Nominees who are then Directors nominated by the relevant Investor Group and who will continue to serve as
Directors without regard to the outcome of the election at such meeting or by such consent, is one, in the event that such Investor Group owns an Equity Stake which equals at least 10% (14.5% in the case of the GS Investor Group) of such
Investor Group's Initial Equity Stake. In addition, the Stockholder Parties shall nominate for election such number of Other Sponsor Nominees as is necessary to bring the total number of Sponsor Nominees to four.

         Section 1.04. Board Elections From Second Sell Down Date to Third Sell
Down Date.

         (a) Immediately prior to the occurrence of the Second Sell Down Date, each Stockholder Party shall use its best efforts to cause a number of Sponsor
Nominees to resign, such that the number of Sponsor Nominees serving as
Directors shall be no more than three, and the remaining six Board seats shall be filled by the Board; provided that if the Board so decides, such Sponsor
Nominee may remain on the Board but cease to be a Sponsor Nominee. Any Other
Sponsor Nominee shall be required to resign pursuant to the immediately preceding sentence prior to any BCP Nominee, Apollo Nominee or GSCP Nominee who would be entitled to be designated pursuant to Section 1.04(b) being required to resign.

         (b) From and after the Second Sell Down Date until the Third Sell Down
Date, at each annual or special meeting of the stockholders of the Company, or the taking of action by written consent of the stockholders of the Company, with respect to which any Directors are to be elected, the Stockholder Parties shall collectively be entitled to designate three nominees for election to the Board.
The Stockholder Parties shall nominate for election a number of BCP Nominees,
Apollo Nominees and GSCP Nominees, such that number of Sponsor Nominees with respect to each Investor Group which, when added to the number of Sponsor
Nominees who are then Directors nominated by the relevant Investor Group and who will continue to serve as Directors without regard to the outcome of the election at such meeting or by such consent, is one, in the event that such
Investor Group owns an Equity Stake which shall equal at least 10% (14.5% in the case of the GS Investor Group) of such Investor Group's Initial Equity Stake. In addition, the Stockholder Parties shall nominate for election such number of
Other Sponsor Nominees as is necessary to bring the total number of Sponsor
Nominees to three.

         Section 1.05. Board Elections From Third Sell Down Date to Fourth Sell
Down Date.

         (a) Immediately prior to the occurrence of the Third Sell Down Date, each Stockholder Party shall use its best efforts to cause one Sponsor Nominee
(to be chosen by consensus of the Investor Groups) to resign from the Board, such that the number of Sponsor Nominees serving as Directors shall be no more than two, and the remaining seven Board seats

shall be filled by the Board; provided that if the Board so decides, such
Sponsor Nominee may remain on the Board but cease to be a Sponsor Nominee.

         (b) From and after the Third Sell Down Date until the Fourth Sell Down
Date, at each annual or special meeting of the stockholders of the Company, or the taking of action by written consent of the stockholders of the Company, with respect to which any Directors are to be elected, the Stockholder Parties shall collectively be entitled to designate two nominees for election to the Board, each of whom shall be an Other Sponsor Nominee; provided that, if, prior to such
Third Sell Down Date, only two Investor Groups remained entitled to cause the nomination of a nominee by the Stockholder Parties, each such Investor Group shall be entitled to cause one Director to be nominated.

         Section 1.06. Board Elections Following Fourth Sell Down Date.

         (a) Immediately prior to the occurrence of the Fourth Sell Down Date, each Stockholder Party shall use its best efforts to cause one Sponsor Nominee
(to be chosen by consensus of the Investor Groups) to resign from the Board, such that the number of Sponsor Nominees serving as Directors shall be no more than one, and the remaining eight Board seats shall be filled by the Board;
provided that if the Board so decides, such Sponsor Nominee may remain on the
Board but cease to be a Sponsor Nominee.

         (b) From and after the Fourth Sell Down Date until the Fifth Sell Down
Date, at each annual or special meeting of the stockholders of the Company, or the taking of action by written consent of the stockholders of the Company, with respect to which any Directors are to be elected, the Stockholder Parties shall collectively be entitled to designate one nominee for election to the Board, who shall be an Other Sponsor Nominee.

         (c) From and after the Fifth Sell Down Date, subject to Section 1.09, the Stockholder Parties shall have no further right hereunder to designate nominees for election to the Board.

         Section 1.07. Agreement to Vote Shares. Each Stockholder Party agrees to take all action necessary to promptly elect to the Board the Directors nominated pursuant to this Article I, including, without limitation, by voting or taking action by written consent with respect to each share of Common Stock held by each Stockholder Party in favor of the Sponsor Nominees specified in this Article I.

         Section 1.08. Classified Board. In accordance with the Certificate, and as indicated in Section 1.01, the initial Board shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Class I directors ("Class I Directors") shall be originally elected for a term expiring at the succeeding annual meeting of stockholders,
Class II directors ("Class II Directors") shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors ("Class III Directors") shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders, in each case following the Closing Date. The Sponsor Nominees shall at all times be apportioned among the classes so as to maintain the number of directors in each class as nearly

equal as possible. If any resignation of Sponsor Nominees required by this
Agreement shall result in more than one Sponsor Nominee (other than an Other
Sponsor Nominee) serving in any class, each Stockholder Party shall use its best efforts to cause one such Sponsor Nominee to be elected to the vacancy created by the resignation of the Sponsor Nominee designated by the same Investor Group as the Director that is resigning; provided, that upon such election, such
Sponsor Nominee shall resign from such Sponsor Nominee's original Director position.

         Section 1.09. Observers. Notwithstanding anything to the contrary herein, for as long as an Investor Group owns any Class A Units of the Parent or, as a result of a VC Distribution, Common Stock, such Investor Group shall have the right (but not the obligation) pursuant to this Agreement to have an individual designated by such Investor Group (an "Observer") attend all meetings of the Board; provided, however, that such Observer shall not have the right to participate in any vote, consent or other action of the Board, nor shall such
Observer's vote, consent or other action be required for any vote, consent or other action of the Board.

         Section 1.10. Vacancies; Removal. (a) In the event that any Sponsor
Nominee shall cease to serve as a member of the Board for any reason other than the fact that the applicable Investor Group no longer has a right to nominate
(or cause to be nominated) such Director, each Stockholder Party shall use its best efforts to cause the vacancy resulting thereby to be filled by a Director designated by the Investor Group that nominated such Director, and each
Stockholder Party shall take all action necessary to promptly elect, if necessary, such successor or replacement Director to the Board as soon as possible after the date of such vacancy.

         (b) In the event that any Director would not continue to be entitled to be nominated (or caused to be nominated) by the Investor Group that nominated
(or caused to be nominated) such Director pursuant to this Article I and the
Board has not decided that such Director shall nonetheless remain on the Board, such Director shall immediately resign from the Board (and the Investor Group that caused such Director to be nominated shall use its best efforts to cause such Director to so resign) or be subject to removal by a vote of the stockholders of the Company.

         Section 1.11. Board Committees. (a) Each Stockholder Party agrees that it will use its best efforts to cause any committee of the Board to include in its membership at least one Sponsor Nominee specified by each Investor Group;
provided, however, that if no such Sponsor Nominee with respect to such Investor
Group is eligible for membership on any such committee under Applicable Law, then for so long as Applicable Law so provides, such committee of the Board shall not be required to include such Sponsor Nominee (and, to the extent a
Sponsor Nominee serves on such committee, the relevant Sponsor Stockholder shall use its best efforts to secure the resignation of such Sponsor Nominee).;
provided, further, that the Company shall exercise all authority under
Applicable Law to permit the inclusion of any Sponsor Nominee designated by the
Stockholder Parties on such committee, including, without limitation, causing an increase in the number of directors on such committee. To the extent that
Sponsor Nominees are not eligible for membership on the finance committee, compensation committee, nominating committee, audit committee and/or other committees of the Board of Directors, each Investor Group shall be entitled to designate an observer to attend and observe such committee meetings,

provided that the observation is not prohibited by Applicable Law. Nothing contained in this Section shall require an Investor Group to cause one of its nominees to serve on a committee of the Board if the Investor Group does not so desire.

         Section 1.12. Major Subsidiaries. The Company and the Stockholder
Parties shall take all action required to ensure that each of the Sponsor
Nominees are also members of the Board of Directors (or similar governing body)
of each Major Subsidiary during such time that such Sponsor Nominee serves as a member of the Board.

         Section 1.13. VCOC. (a) In the event that the Company ceases to qualify as an "operating company" (as defined in 29 C.F.R. ss. 2510.3-101(c)) (a "VCOC
Event"), then the Company and each Stockholder Party will cooperate in good faith to take all reasonable action necessary to provide that the investment (or at least 51% of the investment valued at cost) of each Sponsor Stockholder, or other member of any Investor Group that qualifies as a "venture capital operating company" (as defined in 29 C.F.R. ss. 2510.3-101(d)) (a "VCOC
Stockholder") shall continue to qualify as a "venture capital investment" (as defined in 29 C.F.R. ss. 2510.3-101(d)) (a "VC Investment"); provided that, to the extent any member of an Investor Group other than a Sponsor Stockholder is deemed to be a VCOC Stockholder, such VCOC Stockholder shall execute a counterpart of this Agreement.

         (b) Each VCOC Stockholder shall execute a side letter in the form attached hereto as Annex A and shall have the supplemental rights and obligations provided in such side letter.

         (c) Upon the occurrence of a VCOC Event, the Parent shall distribute to each VCOC Stockholder a number of shares of Common Stock held by the Parent sufficient to cause such VCOC Stockholder's investment in the Company to qualify as a VC Investment (a "VC Distribution"), in exchange for an amount of Class A
Units of the Parent corresponding to such number of shares of Common Stock. The shares of Common Stock distributed in any VC Distribution shall participate pro rata with any shares of Common Stock held by the Parent in any sale or other disposition of such shares of Common Stock and may not be transferred without the written consent of the Parent other than to the Parent, in exchange for a number of Class A Units of the Parent corresponding to such number of shares of
Common Stock, or to another VC Stockholder.

         (d) Following any VC Distribution, the shares of Common Stock distributed to each VCOC Stockholder shall be deemed to be held by such VCOC
Stockholder's Investor Group for the purpose of determining the rights of such
Investor Group to designate nominees to the Board.

         (e) It is understood and agreed that so long as (i) BCP IV (directly or indirectly) owns any Class A Units in the Parent and the BCP Investor Group
shall be entitled to cause to be nominated by the Stockholder Parties one or more Directors (or to fill a vacancy as provided in Section 1.10(a)), BCP IV shall have the right to cause to be nominated at least one such BCP Nominee,
(ii) Apollo V (directly or indirectly) owns any Class A Units in the Parent and the Apollo Investor Group shall be entitled to cause to be nominated by the
Stockholder Parties one or more Directors (or to fill a vacancy as provided in
Section 1.10(a)), Apollo V shall have the

right to cause to be nominated at least one such Apollo Nominee and (iii) GSCP
(directly or indirectly) owns any Class A Units in the Parent and the GS
Investor Group shall be entitled to cause to be nominated by the Stockholder
Parties one or more Directors (or to fill a vacancy as provided in Section
1.10(a)), GSCP shall have the right to cause to be nominated at least one such
GSCP Nominee.

         Section 1.14. Successors Upon the bankruptcy, termination, liquidation or dissolution of a Sponsor Stockholder which is a partnership, trust, corporation, limited liability company or other entity the successor in interest of such Sponsor Stockholder (unless it is a Permitted Transferee) shall not succeed to the rights of such Sponsor Stockholder hereunder.

         Section 1.15. Legend. (a) Except as set forth in paragraph (b) below, during the term of this Agreement all certificates representing shares of Common
Stock owned by any Stockholder Party shall bear an appropriate restrictive legend indicating that such shares of Common Stock are subject to restrictions pursuant to this Agreement and that such shares of Common Stock were not issued pursuant to a public offering registered pursuant to the Securities Act.

         (b) Upon any transfer or proposed transfer of ownership by any
Stockholder Party of any Common Stock to any Person other than a Permitted
Transferee, the Company shall, upon receipt of timely notice and such certificates, opinions and other documentation as shall be reasonably requested by the Company, cause certificates representing such transferred Common Stock to be issued not later than the time needed to effect such transfer (x) without any restrictive legend if upon consummation of such transfer such Common Stock are no longer "restricted securities" as defined in Rule 144 under the Securities
Act or (y) without any reference to this Agreement.

                                   ARTICLE II

                               INFORMATION RIGHTS
                               ------------------

         Section 2.01. Each of the Stockholder Parties shall be entitled to receive, and the Company shall provide to any such Stockholder Party by mail to the address specified in Section 4.02, at the times specified below, the following reports:

     (a) Annual Reports. Within 120 days after the end of each Fiscal Year of the Company, a consolidated Balance Sheet as of the end of such Fiscal
         Year, a consolidated Statement of Income and a consolidated Statement of Cash Flows of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the figures from the
         Company's previous Fiscal Year (if any), all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants; and

     (b) Quarterly Reports. Within forty-five (45) days after the end of each fiscal quarter of the Company (except the last quarter of the Company's
         Fiscal Year), quarterly unaudited

         financial statements, including an unaudited Balance Sheet, and an unaudited Statement of Income;

provided, that, notwithstanding the foregoing the Company shall have no obligation to furnish such financial information to the Stockholder Parties pursuant to this Section so long as the Company is subject to and in compliance with the reporting requirements of the 1934 Act.

                                   ARTICLE III

                                   DEFINITIONS
                                   -----------

         Section 3.01. "Affiliate" shall have the meaning ascribed thereto in
Rule 12b-2 promulgated under the 1934 Act, as in effect on the date hereof.

         Section 3.02. "Apollo V" shall mean Apollo Investment Fund V, L.P.

         Section 3.03. "Apollo Investor Group" shall mean AP Nalco LP, Apollo V,
Apollo/Nalco Acquisition LLC and their respective Permitted Transferees.

         Section 3.04. "Applicable Law" means, with respect to any Person, any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any governmental authority or the
Exchange, applicable to such Person or its Subsidiaries or their respective assets.

         Section 3.05. "BCP IV" shall mean Blackstone Capital Partners IV L.P.

         Section 3.06. "BCP Investor Group" shall mean BCP IV, Blackstone Family
Investment Partnership IV-A L.P., Blackstone Capital Partners IV-A L.P. and
their respective Permitted Transferees.

         Section 3.07. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         Section 3.08. "Equity Stake" shall mean, as of any date, with respect to any Investor Group, (i) (x) the product of (A) the percentage of outstanding
Class A Units of the Parent held by such Investor Group times (B) the aggregate number of outstanding shares of Common Stock held by the Parent plus (y) the number of shares of outstanding Common Stock distributed to any VC Stockholder in a VC Distribution and held by such VC Stockholder divided by (ii) the aggregate number of outstanding shares of Common Stock. This definition shall not be affected by the vesting of any Class B Units, Class C Units or Class D
Units of Parent.

         Section 3.09. "Exchange" shall mean the New York Stock Exchange or such other stock exchange or securities market on which the Common Stock is listed or quoted.

         Section 3.10. "Fifth Sell Down Date" means the date on which the
Stockholder Parties collectively hold a number of shares of Common Stock which shall equal less than 10% of the total number of issued and outstanding shares of Common Stock of the Company.

         Section 3.11. "First Sell Down Date" means the date on which the
Stockholder Parties collectively hold a number of shares of Common Stock which shall equal less than 50% of the total number of issued and outstanding shares of Common Stock of the Company.

         Section 3.12. "Fourth Sell Down Date" means the date on which the
Stockholder Parties collectively hold a number of shares of Common Stock which shall equal less than 15% of the total number of issued and outstanding shares of Common Stock of the Company.

         Section 3.13. "GSCP" shall mean GS Capital Partners 2000, L.P.

         Section 3.14. "GS Investor Group" shall mean GSCP, GS Capital Partners
2000 Offshore L.P., GS Capital Partners 2000 GmbH & Co. Beteiligungs KG, GS
Capital Partners 2000 Employee Fund, L.P., Goldman Sachs Direct Investment Fund
2000, L.P., NH Acquisition LLC and their respective Permitted Transferees.

         Section 3.15. "Independent Director" shall mean an "independent director" as such term is used in the listing requirements of the Exchange.

         Section 3.16. "Initial Equity Stake" shall mean, as of the Closing Date
[prior to giving effect to the redemption of Class A Units by Parent using proceeds from the Initial Public Offering], with respect to any Investor Group, the product of (x) the percentage of outstanding Class A Units of the Parent held by such Investor Group times (y) the aggregate number of outstanding shares of Common Stock held by the Parent divided by (z) the aggregate number of outstanding shares of Common Stock.

         Section 3.17. "Investor Group" shall mean any of the Apollo Investor
Group, the BCP Investor Group or the GS Investor Group.

         Section 3.18. "LLC Agreement" means the Limited Liability Company
Operating Agreement, dated as of May 17, 2004, of Nalco LLC, as amended, supplemented or restated from time to time

         Section 3.19. "Major Subsidiary" means any Subsidiary of the Company that (1) contributed more than 35% of the consolidated revenues of the Company,
(2) contributed more than 35% of the consolidated income from operations, net of all non-cash items, of the Company or (3) held more than 35% of the consolidated assets of the Company for or at the end of the most recently completed Fiscal
Year, in each case as reflected on the audited consolidated financial statements of the Company and its Subsidiaries as of the end of or for such Fiscal Year and available at the time such determination is made.

         Section 3.20. "1934 Act" shall mean the Securities Exchange Act of
1934, as amended, and the rules and regulations promulgated thereunder.

         Section 3.21. "Other Sponsor Nominee" shall mean a nominee to the Board designated by the Parent and selected by the consensus of each Investor Group then owning an Equity Stake equaling at least 10% (14.5% in the case of the GS
Investor Group) of such Investor Group's Initial Equity Stake, other than the
BCP Nominees, the Apollo Nominees and the GSCP Nominees.

         Section 3.22. "Permitted Transferee" shall have the meaning given to such term in the LLC Agreement.

         Section 3.23. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         Section 3.24. "Registration Rights Agreement" means that certain
Registration Rights Agreement, dated as of the Effective Date, by and among the
Company and the Members, as it may be amended, supplemented or restated from time to time.

         Section 3.25. "Second Sell Down Date" means the date on which the
Stockholder Parties collectively hold an amount of Common Stock which shall equal less than 35% of the total number of issued and outstanding shares of
Common Stock of the Company.

         Section 3.26. "Sponsor Stockholder" shall mean BCP IV, Apollo V, GSCP and any member of the BCP Investor Group, the Apollo Investor Group or the GS
Investor Group which is a VCOC Stockholder and which becomes a direct holder of
Common Stock as a result of a VC Distribution.

         Section 3.27. "Stockholder Parties" shall mean, collectively, the
Parent and the Sponsor Stockholders, each a "Stockholder Party".

         Section 3.28. "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

                                       10

         Section 3.29. "Third Sell Down Date" means the date on which the
Stockholder Parties collectively hold a number of shares of Common Stock which shall equal less than 25% of the total number of issued and outstanding shares of Common Stock of the Company.

         Section 3.30. "VC Distribution" has the meaning given thereto in
Section 1.13.

         Section 3.31. "VCOC Event" has the meaning given thereto in Section
1.13.

         Section 3.32. "VCOC Stockholder" has the meaning given thereto in
Section 1.13.

                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

         Section 4.01. Assignment and Binding Effect. Neither the Company nor
any Stockholder Party shall assign all or any part of this Agreement without the prior written consent of each other party. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties pursuant to this paragraph.

         Section 4.02. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be personally served in writing, shall be deemed to have been given on the date of service, and shall be addressed as follows:

                    TO THE COMPANY:   Nalco Holding Company
                                      1601 West Diehl Road
                                      Naperville, Illinois 60563

                                      Attention: General Counsel
                                      Fax: (630) 305-2937

                                      Attention: Chinh Chu
                                      Fax: (212) 583-5722

                                      Attention: Joshua J. Harris
                                      Fax: (212) 515-3288

                                      Attention: Sanjeev Mehra
                                      Fax: (212) 357-5505

                    With a copy to:   Simpson Thacher & Bartlett LLP
                                      425 Lexington Avenue
                                      New York, NY  10017
                                      Attention: Wilson S. Neely
                                      Fax: (212) 455-2502

                     And a copy to:   Wachtell, Lipton, Rosen & Katz
                                      51 West 52nd Street

                                       11

                                      New York, NY 10019
                                      Attention: Daniel A. Neff
                                      Fax: (212) 403-2000

              TO ANY MEMBER OF THE    Blackstone Capital Partners IV, L.P.
                BCP INVESTOR GROUP:   345 Park Avenue
                                      New York, NY 10154
                                      Attention: Chinh Chu
                                      Fax:  (212) 583-5722

                    With a copy to:   Simpson Thacher & Bartlett LLP
                                      425 Lexington Avenue
                                      New York, NY  10017
                                      Attention: Wilson S. Neely
                                      Fax: (212) 455-2502

              TO ANY MEMBER OF THE    Apollo Investment Fund V, L.P.
             APOLLO INVESTOR GROUP:   1301 Avenue of the Americas
                                      New York, New York 10019
                                      Attention: Joshua J. Harris
                                      Fax: (212) 515-3288

                    With a copy to:   Wachtell, Lipton, Rosen & Katz
                                      51 West 52nd Street
                                      New York, NY 10019
                                      Attention: Daniel A. Neff
                                      Fax: (212) 403-2000

              TO ANY MEMBER OF THE    GS Capital Partners 2000, L.P.
                 GS INVESTOR GROUP:   85 Broad Street
                                      New York, New York 10004
                                      Attention: Sanjeev Mehra
                                      Fax: (212) 357-5505

                    With a copy to:   Wachtell, Lipton, Rosen & Katz
                                      51 West 52nd Street
                                      New York, NY 10019
                                      Attention: Daniel A. Neff
                                      Fax: (212) 403-2000

         Section 4.03. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF DELAWARE WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF
THE LAWS OF ANOTHER JURISDICTION.

         Section 4.04. Jurisdiction. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions

                                       12

contemplated hereby (and agree not to commence any action, suit or proceeding relating thereto except in such courts, and further agree that service of any process, summons, notice or document by U.S. registered mail to its address set forth above shall be effective service of process for any action, suit or proceeding brought against such party in any such court). The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

         Section 4.05. Entire Agreement. This Agreement, the Registration Rights
Agreement and the LLC Agreement set forth the entire understanding and agreement of the parties hereto and supersede any and all other understandings, term sheets, negotiations or agreements between the parties hereto relating to the subject matter of this Agreement.

         Section 4.06. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

         Section 4.07. Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

         Section 4.08. Interpretation. Words used in the singular form in this
Agreement shall be deemed to import the plural, and vice versa, as the sense may require. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this
Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 4.09. Amendment and Modification. This Agreement may only be modified or amended by the Agreement of at least two of the Investor Groups, the
Parent and the Company; provided that (i) following the date on which any
Investor Group's Equity Stake falls below 33 1/3% (48.5% in the case of the GS
Investor Group) of such Investor Group's Initial Equity Stake, this Agreement may only be modified or amended by the Agreement of the other two Investor
Groups, the Parent and the Company and (ii) following the date on which two
Investor Groups' Equity Stakes have fallen below 33 1/3% (48.5% in the case of the GS Investor Group) of such Investor Groups' Initial Equity Stakes (the
"Investor Sell Down Date"), this Agreement may only be modified or amended by agreement of the Parent and the Company. Notwithstanding anything to the contrary in this Section 4.09, any modification or amendment of this Agreement that adversely affects any Investor Group disproportionately relative to the other Investor Groups, or from and after the Investor Sell Down Date, which adversely affects any Investor Group, shall require the agreement of the affected Investor Group.

         Section 4.10. Waiver. Any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any

                                       13

inaccuracies in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party granting such waiver but such waiver or failure to insist upon strict compliance with such representation or warranty, obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or future failure.

         Section 4.11. Further Assurances. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the provisions of this Agreement.

         Section 4.12. Sections, Exhibits. References to a section are, unless otherwise specified, to one of the sections of this Agreement and references to an "Annex" are, unless otherwise specified, to an annex attached to this
Agreement.

         Section 4.13. Specific Enforcement. The Stockholder Parties and the
Company acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

                                       14

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

                                     NALCO HOLDING COMPANY

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                     NALCO LLC

                                     By:
                                        -----------------------------------
                                        Name:
                                        Title:

                                     [Signature Page to Stockholders' Agreement]

                                     BLACKSTONE CAPITAL PARTNERS IV L.P.

                                     By:  Blackstone Management Associates IV
                                          L.L.C., its General Partner

                                          By:
                                             -----------------------------------
                                             Name:  Chinh Chu
                                             Title: Member

                                     [Signature Page to Stockholders' Agreement]

                                     APOLLO INVESTMENT FUND V, L.P.

                                     By:  Apollo Advisors V, L.P.
                                          Its general partner

                                     By:  Apollo Capital Management V, Inc.
                                          Its general partner

                                     By:
                                          --------------------------------
                                          Name:
                                          Title:

                                     [Signature Page to Stockholders' Agreement]

                                     GS CAPITAL PARTNERS 2000, L.P.

                                        By: GS Advisors 2000, L.L.C.,
                                            its General Partner

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                     [Signature Page to Stockholders' Agreement]

                                                                         ANNEX A

                              NALCO HOLDING COMPANY

                                                     [_________________], [____]

[VCOC INVESTOR]
[ADDRESS]

Dear Sir/Madam:

         Reference is made to the Stockholders Agreement dated as of [________]
[__], 2004 among Nalco Holding Company (the "Company"), [__________] (the "VCOC
Investor") and the other stockholders of the Company identified therein (the
"Stockholders Agreement") to which a form of this letter agreement is attached as Annex A.

         The Company hereby agrees that for so long as a VCOC Investor, directly or indirectly through one or more conduit subsidiaries or Nalco LLC, continues to hold, together with its affiliates, securities of the Company representing
(or convertible into equity securities of the Company representing) at least 5%
of the total voting power of the Company's equity securities, without limitation or prejudice of any the rights provided to such VCOC Investor under the LLC
Agreement or any stockholders agreement relating to the Company, the Company shall:

o    Provide such VCOC Investor or its designated representative with:

         (i) the right to visit and inspect any of the offices and properties of the Company and its subsidiaries and inspect and copy the books and records of the Company and its subsidiaries, at such times as the VCOC Investor shall reasonably request;

         (ii) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its subsidiaries as of the end of such period, and consolidated statements of income and cash flows of the Company and its subsidiaries for the period then ended prepared in conformity with generally accepted accounting principles in the United
     States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

         (iii) as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the
     Company and its subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its subsidiaries for the year then ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor's report thereon of a firm of established national reputation;

         (iv) to the extent the Company is required by law or pursuant to the terms of any outstanding indebtedness of the Company to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934,
     actually prepared by the Company as soon as available; and

         (v) copies of all materials provided to the Company's Board of
     Directors.

o    Make appropriate officers and/or directors of the Company available periodically and at such times as reasonably requested by such VCOC
     Investor for consultation with the VCOC Investor or its designated representative with respect to matters relating to the business and affairs of the Company and its subsidiaries, including, without limitation, significant changes in management personnel and compensation of employees, introduction of new products or new lines of business, important acquisitions or dispositions of plants and equipment, significant research and development programs, the purchasing or selling of important trademarks, licenses or concessions or the proposed commencement or compromise of significant litigation;

o    To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Company's public disclosure thereof through applicable securities law filings or otherwise), inform such VCOC Investor or its designated representative in advance with respect to any significant corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of significant amounts of debt or equity and material amendments to the certificate of incorporation or by laws of the Company, and to provide such VCOC Investor or its designated representative with the right to consult with the Company with respect to such actions; and

o    Provide such VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor's counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date to qualify its investment in the Company as a "venture capital investment" for purposes of the United States Department of Labor
     Regulation published at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the "Plan
     Asset Regulation").

         The Company agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the
Company.

         The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants)
any confidential information provided to or learned by such party in connection with the VCOC Investor's rights under this letter agreement.

         In the event the VCOC Investor or any of its affiliates transfers all or any portion of their investment in the Company to an affiliated entity that is intended to qualify as a venture

capital operating company under the Plan Asset Regulation, such transferee shall be afforded the same rights with respect to the Company afforded to the VCOC
Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

         This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the
State of New York and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                                               NALCO HOLDING COMPANY

                                               By:
                                                  ------------------------------
                                                  Name:
                                                  Title:

Agreed and acknowledged as of the date first above written:

     [VCOC INVESTOR]

     By:  ___________, its General Partner

          By:
             --------------------------------
             Name:
             Title: